                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934

      Date of Report (Date of earliest event reported):  February 21, 2001

                         Oshman's Sporting Goods, Inc.
                               _________________

             (Exact name of registrant as specified in its charter)

                                    Delaware
                                    ________

                 (State or other jurisdiction of incorporation)

                                                            74-1031691
          0-5648                                            ------------
   (Commission File Number)                    (IRS Employer Identification No.)

2302 Maxwell Lane
Houston, Texas                                                      77023
--------------------------------------                              ----------
(Address of principal executive office)                             (Zip code)

      Registrant's telephone number, including area code:  (713) 928-3171
                                                           --------------

                                      None
                                     _____

         (Former name or former address, if changed since last report)

ITEM 5.  OTHER EVENTS

     On February 22, 2001, Oshman Sporting Goods, Inc. ("Oshman's") announced that it had entered into an Agreement and Plan of Merger (the "Merger Agreement"), dated as of February 21, 2001, with Gart Sports Company and
GSC Acquisition Corp., a wholly-owned subsidiary of Gart Sports Company ("Acquisition"), pursuant to which Oshman's will merge into Acquisition, with the result that the surviving corporation will be a wholly-owned subsidiary of Gart Sports Company. Pursuant to the Merger Agreement and subject to certain adjustments set forth therein, Oshman's shareholders will receive $7.00 cash and
0.55 shares of Gart Sports Company's common stock for each share of Oshman's common stock. The transaction is subject to customary conditions including the approval of the merger by Oshman's shareholders, the approval of the issuance of Gart common stock to the Oshman's shareholders by the shareholders of Gart Sports Company, termination of the waiting period under the Hart-Scott-Rodino Act and the effectiveness of a registration statement for the shares of Gart Sports Company to be issued in the transaction. A copy of the Merger Agreement is attached hereto as Exhibit 99.1.

     Mr. Alvin Lubetkin, Ms. Marilyn Oshman and other Oshman's shareholders who collectively beneficially own approximately 45% of the outstanding common stock of Oshman's have agreed to vote their shares in favor of the transaction. A copy of the forms of voting agreements are attached hereto as Exhibit 99.2 and
Exhibit 99.3.

     Green Equity Investors, L.P., an affiliate of Leonard Green Partners, L.P., which beneficially owns approximately 62% of the outstanding common stock of Gart Sports Company, has agreed to vote its shares in favor of the issuance of common stock to Oshman's shareholders in the transaction. A copy of the voting agreement is attached hereto as Exhibit 99.4.

     A copy of the press release issued by Oshman's on February 22, 2001, announcing the transactions contemplated by the Merger Agreement is attached hereto as Exhibit 99.5 and incorporated herein.

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

     c)  Exhibits.

         99.1 Agreement and Plan of Merger, dated as of February 21, 2001, among Oshman's Sporting Goods, Inc., Gart Sports Company and GSC Acquisition Corp.

         99.2 Form of Voting Agreement, dated as of February 21, 2001, between GSC Acquisition Corp. and Marilyn Oshman, individually and as a trustee, Alvin Lubetkin and Karen Desenberg, individually and as a trustee, as shareholders of Oshman's Sporting Goods, Inc.

         99.3 Form of Voting Agreement, dated as of February 21, 2001, among GSC Acquisition Corp., Gart Sports Company and Judy Margolis, individually and as a trustee, The Judy Oshman Trust and the Marilyn Joy Oshman Trust, as shareholders of Oshman's Sporting Goods, Inc.

         99.4 Form of Voting Agreement, dated as of February 21, 2001, between Oshman's Sporting Goods, Inc. and Green Equity Investors, L.P.

         99.5 Press Release entitled "Oshman's Sporting Goods Enters Into Definitive Agreement to Merge with Gart Sports Company" dated February 22, 2001.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                              OSHMAN'S SPORTING GOODS, INC.
                              (Registrant)



                              By: /s/  Steven U. Rath
                                  ---------------------------------------
                                  Steven U. Rath, Executive Vice President
                                  and Secretary


Date:  February 23, 2001